Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of MP Materials Corp. of our report dated April 17, 2020, relating to the consolidated financial statements of Secure Natural Resources LLC appearing in this prospectus which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

December 9, 2020